Exhibit 99.1

PRESS RELEASE

November 8, 2007

CRESCENT BANKING COMPANY

P.O. Box 2020, 7 Caring Way, Jasper, GA 30143, (678) 454-2266, (800) 872-7941, Fax (678) 454-2282

CRESCENT BANKING COMPANY

DECLARES QUARTERLY DIVIDEND AND ANNOUNCES EARNINGS

Crescent Banking Company, Jasper, Georgia (Nasdaq Capital Market–CSNT) (the “Company”) is pleased to announce that its Board of Directors has declared the Company’s 45th consecutive quarterly cash dividend on its common stock. The dividend of $0.08 per share is payable on December 3, 2007 to holders of record on November 19, 2007.

The Company’s net income for the nine months ended September 30, 2007 totaled $4.7 million, which represented net income per share on a basic and a fully diluted basis of $0.90 and $0.85, respectively. In comparison, the Company had net income for the nine months ended September 30, 2006 of $5.3 million, which represented net income per share on a basic and a fully diluted basis of $1.02 and $0.99, respectively. The net income for the first nine months of 2007 represents a decrease of 11.6% from the same period in 2006. This decrease is largely attributable to the Company’s realization of a one-time gain of $674,000 during the first nine months of 2006 resulting from the Company’s investment in another financial institution, a decrease in net interest margin during 2007 and an increase in the provision for loan losses. The Company’s net interest margin decreased from 3.89% for the first nine months of 2006 to 3.78% for the first nine months of 2007. This decrease in net interest margin is primarily attributable to the higher rate of interest that the Company must pay on its deposits to be competitive in its market areas. During the first nine months of 2007, the loan portfolio grew by $105.0 million compared to growth of $78.4 million during the first nine months of 2006. The Company’s provision for loan losses increased from $1,353,000 for the nine months ended September 30, 2006 to $1,941,000 for the nine months ended September 30, 2007. The increase in the amount of the provision for loan losses was related to the Company’s analysis of its loan portfolio, which included the growth of the loan portfolio, as well as the negative effects of the downturn in the real estate, credit and liquidity markets and the corresponding slowdown in the national economy and the Company’s local economy during the past two quarters.

The Company’s net income for the quarter ended September 30, 2007 totaled $1.6 million, which represented net income per share on a basic and a fully diluted basis of $0.32 and $0.30, respectively. In comparison, the Company had net income for the quarter ended September 30, 2006 of $1.8 million, which represented net income per share on a basic and a fully diluted basis of $0.35 and $0.34. The decrease in net income for the third quarter of 2007, as compared to the third quarter of 2006, was attributable to the previously described one-time gain in the third quarter of 2006 of $351,000, a decrease in net interest margin during 2007 and an increase in the provision for loan losses. The Company’s net interest margin decreased from 3.84% during the third quarter of 2006, to 3.81% for the third quarter of 2007. For the quarter ended September 30, 2007, the Company’s provision for loan losses increased by $248,000 when compared to the same period in 2006, notwithstanding the fact that the Company’s loan portfolio’s growth during the third quarter of 2007 was approximately $8.2 million less than the loan portfolio growth during the same period of 2006. The increase in the amount of the provision for loan losses for the three months ended September 30, 2007 was the result of the Company’s internal review of its loan portfolio in light of the prevailing negative market conditions.

The Company’s loan portfolio increased from $697.3 million at December 31, 2006 to $802.2 million at September 30, 2007, representing a $105.0 million, or 20.1%, annualized increase. The ratio of the Company’s non-performing assets to total loans and other real estate was 1.06% at September 30, 2007, as compared to 0.61% at December 31, 2006. Non-performing assets at September 30, 2007 consisted of $3.4 million of non-accrual loans and $5.1 million of foreclosed properties held in other real estate owned, representing a total of $8.5 million of non-performing assets at September 30, 2007. Included in the foreclosed properties are a $3.0 million property that is secured with a residential home located on Lake Lanier in Hall County, Georgia and two properties, totaling $1.8 million, that are secured by two automobile service centers. The Company reduced the carrying cost of the residential property during the third quarter, resulting in a charge-off of $250,000. As of September 30, 2007, net charge-offs represented .10% of average outstanding loans, on an annualized basis. The Company increased its allowance for loan losses from $7.7 million, or 1.15% of total loans, at December 31, 2006, to $9.4 million, or 1.18% of total loans, at September 30, 2007.

Don Boggus, the Company’s President and Chief Executive Officer, stated: “Given the dramatic slowdown in the housing and real estate markets, as well as the general credit and liquidity concerns that have affected the national and global markets, we are pleased with our performance during the first nine months of this year. Like most financial institutions, we have felt the effects of this challenging market, as we have experienced a decline in our asset quality and anticipate that we may continue to experience a further decline in future periods. We continue to take a diligent and cautious approach in generating new loans, as well as in identifying, reviewing and working to favorably resolve credit issues in our existing portfolio. We also continue to experience earnings pressures resulting from a lower net interest margin, and we expect that we will continue to experience those pressures in the short-term, as the prime rate has experienced a 75 basis point decline since the end of the third quarter of 2007.”

Recent Stock Split

On October 26, 2007, the Company completed a two-for-one stock split in the form of a 100 percent common stock dividend payable to it shareholders. All of the information in this Press Release gives effect to that stock split.

About Crescent Banking Company

Crescent Banking Company is a bank holding company headquartered in Jasper, Georgia with total consolidated assets of approximately $899.6 million and consolidated shareholders’ equity of approximately $65.9 million, or $12.61 per share, as of September 30, 2007. The Company has 11 full service offices, two loan production offices and a corporate office, located in seven counties in North Georgia. The Company had approximately 5.2 million shares of common stock outstanding at September 30, 2007. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “CSNT.”

Cautionary Notice Regarding Forward-Looking Statements

Certain of the statements in this Press Release may constitute “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements, include, without limitation, statements about: the Company’s ability to continue to generate new loans, and to undertake a diligent and cautious approach in doing so; the Company’s ability to identify and resolve credit issues in its portfolio; and the Company’s ability to address and cope with earnings pressures resulting from anticipated decreases in net interest margin.

These forward-looking statements are based upon information presently available to the Company’s management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties, including, without limitation: the Company’s inability to generate new loans on favorable terms and/or with favorable credit profiles, including, without limitation, as a result of increased competitive pressures in the Company’s market areas, further deterioration in the credit and liquidity markets and/or the Company’s failure to maintain and implement adequate internal lending and credit policies; the Company’s inability to properly manage its credit exposure, including, without limitation, any failure by the Company to identify and resolve credit problems, and/or to any failure to maintain adequate reserves to protect itself against any losses resulting from those credit problems; further deterioration of the Company’s asset quality, and/or greater deterioration in asset quality that presently anticipated by the Company; further decreases in net interest margin, or decreases in net interest margin that exceed the Company’s expectations; the Company’s inability to cope with earnings pressures resulting and any further decreases in net interest margin; and those other risks and factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 under the captions “Special Cautionary Notice Regarding Forward Looking Statements” and “Risk Factors,” and otherwise in the Company’s reports and filings that it makes with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. The Company has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this Press Release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.